EXHIBIT 31.1

CERTIFICATION PURSUANT TO
SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002
I, Lynn L. Bourdon III, certify that:

1	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of American Midstream Partners, LP;

2
Based on my knowledge, this Form 10-Q/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Form 10-Q/A; and

3
Based on my knowledge, the financial statements, and other financial information included in this Form 10-Q/A, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Form 10-Q/A.

Date:	December 12, 2017	/s/ Lynn L. Bourdon III

Lynn L. Bourdon III
President and Chief Executive Officer of
American Midstream GP, LLC
(the general partner of
American Midstream Partners, LP)